Exhibit 5.2

May 21, 2024	ATTORNEYS AT LAW one independent drive, suite 1300 Jacksonville, Florida 32202-5017 904.359.2000 TEL 904.359.8700 FAX www.foley.com

Processa Pharmaceuticals, Inc. 7380 Coca Cola Drive, Suite 106 Hanover, Maryland 21076

Ladies and Gentlemen:

We have acted as counsel to Processa Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the Company’s issuance and sale, through A.G.P./Alliance Global Partners (the “Sales Agent”), of up to $2.4 million of shares of the Company’s common stock, par value $0.0001 per share (the “Placement Shares”), from time to time and at various prices in an “at the market offering” pursuant to (i) that certain Sales Agreement, dated May 21, 2024 (the “Sales Agreement”), by and between the Company and the Sales Agent, and (ii) the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”), the base prospectus filed as part of the Registration Statement (the “Base Prospectus”), and the prospectus supplement contained in the Registration Statement (together with the Base Prospectus, the “Prospectus”).

In connection with our representation, we have examined: (i) the Sales Agreement, (ii) the Registration Statement and the Prospectus, (iii) a certified copy of the Fourth Amended and Restated Certificate of Incorporation of the Company, as amended, (iv) a copy of the Amended and Restated Bylaws of the Company and all amendments thereto certified as true, correct, and complete by the Secretary of the Company, and (v) the proceedings and actions taken by the Board of Directors of the Company to authorize and approve the transactions contemplated by the Sales Agreement and the execution and delivery of the Sales Agreement. We have also considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of officers, directors and representatives of the Company, certificates of public officials, and such other documents as we have deemed appropriate as a basis for the opinions set forth below. In our examination of the above-referenced documents, we have assumed all natural persons who are signatories to the Agreement or the other documents reviewed by us were legally competent at the time of execution; all electronic and manual signatures on the Sales Agreement and the other documents reviewed by us (including, without limitation, signatures delivered via electronic signature systems such as DocuSign, SecureDocs, or comparable electronic signature methods or systems) are genuine signatures of the purported signatories, executed or adopted with an intent to execute, authenticate, or adopt such document; the copies of all documents and records submitted to us are accurate and complete, each such document that is original is authentic, and each such document that is a copy conforms to an authentic original; and the documents executed and delivered by the parties are in substantially the same form as the forms of those documents that we have reviewed in rendering this.

AUSTIN Boston CHICAGO dallas DENVER	DETROIT houston JACKSONVILLE LOS ANGELES MADISON	MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO	SACRAMENTO Salt lake city SAN DIEGO SAN FRANCISCO SILICON VALLEY	Tallahassee TAMPA WASHINGTON, D.C. BRUSSELS TOKYO

Processa Pharmaceuticals, Inc.

May 21, 2024

Our opinions expressed herein are limited to the Delaware General Corporation Law, and we express no opinion as to the laws of any other jurisdiction.

Based upon, subject to and limited by the foregoing, we are of the opinion that, upon the issuance of the Placement Shares pursuant to the terms of the Sales Agreement and the receipt by the Company of the consideration for the Placement Shares pursuant to the terms of the Sales Agreement, the Placement Shares will be validly issued, fully paid, and nonassessable.

This opinion is issued as of the date hereof, and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We consent to the filing of this opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), as Exhibit 5.2 to the Registration Statement and to the references to our firm therein. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Sincerely,

/s/ FOLEY & LARDNER LLP